EXHIBIT 21.1

LIST OF SUBSIDIARIES

MEDL Mobile Holdings, Inc. has the following subsidiary:

Subsidiary Name	Jurisdiction of Incorporation	Percentage of Ownership
MEDL Mobile, Inc. Inedible Software, LLC	California Wyoming	100% 100%